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Exhibit 32

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Georgia Gulf Corporation (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edward A. Schmitt, Chief Executive Officer of the Company, certify, to the best of my knowledge pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ EDWARD A. SCHMITT

Edward A. Schmitt
Chief Executive Officer
August 13, 2003

SECTION 1350 CERTIFICATION
18 U.S.C. SECTION 1350,

In connection with the Quarterly Report of Georgia Gulf Corporation (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard B. Marchese, Chief Financial Officer of the Company, certify, to the best of my knowledge pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ RICHARD B. MARCHESE

Richard B. Marchese
Chief Financial Officer
August 13, 2003

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SECTION 1350 CERTIFICATION
SECTION 1350 CERTIFICATION 18 U.S.C. SECTION 1350,